Exhibit 7

Power of Attorney for OMERS Infrastructure Asia Holdings Pte. Ltd.

Know all by these presents that the undersigned hereby constitutes and appoints each of the directors of OMERS Asia Holdings Pte. Ltd. ("OMERS Asia Holdings") listed on Attachment 1 attached hereto, which such annex may be amended from time to time by any director of OMERS Asia Holdings to remove any such director or to add any new director of OMERS Asia Holdings to reflect the then-current directors of OMERS Asia Holdings (each such director, an "Attorney-In-Fact"), signing singly, as the undersigned's true and lawful attorney-in-fact with respect to the undersigned's holdings of and transactions in securities issued by Azure Power Global Limited. (the "Company") to:

1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") filings pursuant to Section 13 (Schedules 13D or 13G) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-In-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-In-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-In-Fact may approve in such Attorney-In-Fact's discretion.

The undersigned hereby grants to each Attorney-In-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such Attorney-In-Fact, or such Attorney-In-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each Attorney-In-Fact that would have been authorized by this power of attorney if it has been in effect at the time such action was taken. The undersigned acknowledges that each Attorney-In-Fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) undersigned is no longer required to file Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any Attorney-In-Fact individually, until such Attorney-In-Fact is no longer employed by the Company or its subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 5, 2021.

OMERS INFRASTRUCTURE ASIA HOLDINGS PTE. LTD.

By:	/s/ Prateek Maheshwari
Name: Prateek Maheshwari
Title: Authorised Signatory

By:	/s/ Julian Gratiaen
Name: Julian Gratiaen
Title: Authorised Signatory

[Signature Page to Power of Attorney for OMERS Infrastructure Asia Holdings Pte. Ltd.]

Attachment 1

1. Christopher William Curtain

2. Pei Chui (Wendy) Kao